         Exhibit 99.1

Azenta Reports Third Quarter Results for Fiscal 2024, Ended June 30, 2024

BURLINGTON, Mass., August 6, 2024 (PR Newswire) – Azenta, Inc. (Nasdaq: AZTA) today reported financial results for the third quarter ended June 30, 2024.

	Quarter Ended
Dollars in millions, except per share data	June 30,	March 31,	June 30,	Change
	2024	2024	2023	Prior Qtr	Prior Yr.
Revenue from Continuing Operations	$173	$159	$166	9%	4%
Organic growth					5%
Sample Management Solutions	$81	$74	$75	9%	7%
Multiomics	$64	$62	$64	2%	(0)%
B Medical Systems	$29	$23	$27	25%	7%

Diluted EPS Continuing Operations	$(0.12)	$(2.47)	$(0.04)	95%	nm
Diluted EPS Total	$(0.12)	$(2.47)	$(0.02)	95%	nm

Non-GAAP Diluted EPS Continuing Operations	$0.16	$0.05	$0.13	nm	25%
Adjusted EBITDA - Continuing Operations	$18	$9	$13	89%	39%
Adjusted EBITDA Margin - Continuing Operations	10.3%	5.9%	7.8%

Management Comments

“We delivered another solid quarter with above market growth, that together with the disciplined execution of our transformation initiatives, contributed to meaningful margin expansion and increased profitability,” said Steve Schwartz, President and CEO. "We are delivering not only to outsized growth, but also the operational transformation that will enable long-term scale, efficiency, and profitability for Azenta."

Third Quarter Fiscal 2024 Results

●

Revenue was $173 million, up 4% year over year. Organic revenue, which excludes the impacts from foreign exchange, was up 5% year over year. The year-over-year revenue increase was attributable to higher Sample Management Solutions and B Medical Systems (“B Medical”) revenues. The combined Sample Management Solutions and Multiomics business segments grew 4% on an organic basis.

●	Sample Management Solutions revenue was $81 million, up 7% year over year.
o	Organic revenue also grew 7%, mainly driven by higher revenues in Sample Repository Solutions and Core Products, particularly in Large-automated and Cryogenic Stores and in Consumables and Instruments.
●	Multiomics revenue was $64 million, flat year over year.
o	Organic revenue grew 1% year over year, primarily driven by growth in Gene Synthesis and Next Generation Sequencing services, offset by a year-over-year decline in Sanger sequencing revenue.
●	B Medical Systems revenue was $29 million, up 7% year over year.
o	Organic revenue grew 8% year over year. The better-than-forecasted revenue in the quarter was mainly due to additional cold chain solutions orders received during the period.

Summary of GAAP Earnings Results

●	Operating loss was $15 million. Operating margin was (8.5%), up 100 basis points year over year.
o	Gross margin was 40.0%, compared to 41.0% in the third quarter 2023, driven by higher amortization expense and transformation costs in the current period as well as purchase accounting impacts to inventory in the prior year period which did not reoccur, partially offset by higher revenue and operational efficiencies.
o	Operating expenses were $84 million, flat year over year, driven by lower research and development and selling, general and administrative expenses, offset by increased restructuring and transformation charges related to the Company's cost reduction initiatives, in addition to a benefit of $1.4 million of fair value contingent consideration adjustments related to the B Medical Systems segment recognized in the third quarter of fiscal year 2023.
●	Other income included $8.0 million of net interest income versus $11.3 million in the prior year period.
●	Diluted EPS from continuing operations was ($0.12) compared to ($0.04) in the third quarter of fiscal year 2023.

Summary of Non-GAAP Earnings Results

●	Operating income was $5 million. Operating margin was 2.6%, an improvement of 330 basis points year over year.
o	Gross margin was 45.2%, down 40 basis points compared to the third quarter 2023.
o	Operating expense in the quarter was $74 million, down 4% year over year, primarily driven by the benefit from cost reduction actions.
o	Adjusted EBITDA was $18 million, and Adjusted EBITDA margin was 10.3%, an improvement of 260 basis points year over year.
●	Diluted EPS was $0.16, compared to $0.13 one year ago.

Cash and Liquidity as of June 30, 2024

●	The Company ended the quarter with a total balance of cash, cash equivalents, restricted cash and marketable securities of $754 million.
●	Operating cash flow was $2 million in the quarter. Capital expenditures were $7 million, and free cash flow (cash flow from operations less capital expenditures) was negative $5 million.

Share Repurchase Program Update

●	In the third quarter, the Company repurchased 4.2 million shares for $225.9 million under a 10b5-1 trading program.
●

As of June 30, 2024, the Company repurchased 25.1 million shares of common stock for $1.25 billion under the 2022 Repurchase Authorization. By the end of October 2024, the Company expects to complete the full capacity of the $1.5 billion share repurchase authorization announced in November 2022.

Guidance for Continuing Operations for Full Year Fiscal 2024

●	The Company is lowering its revenue guidance while raising its earnings guidance for fiscal year 2024:
o	Total revenue is expected to be in the range of $652 to $658 million due to the expected timing of orders in both B Medical and Sample Management Solutions.
o	Total organic revenue is expected to be in the range of down 2% to down 1% relative to fiscal year 2023.
o	Adjusted EBITDA margin expansion is expected to be approximately 300 basis points.
o	Non-GAAP diluted earnings per share is expected to be in the range of $0.30 to $0.36.

Conference Call and Webcast

Azenta management will webcast its third quarter fiscal 2024 earnings conference call today at 4:30 p.m. Eastern Time. During the call, Company management will respond to questions concerning, but not limited to, the Company's financial performance, business conditions and industry outlook. Management's responses could contain information that has not been previously disclosed.

The call will be broadcast live over the Internet and, together with presentation materials referenced on the call, will be hosted at the Investor Relations section of Azenta's website at https://investors.azenta.com/events and will be archived online on this website for convenient on-demand replay.

Regulation G – Use of Non-GAAP financial Measures

The Company supplements its GAAP financial measures with certain non-GAAP financial measures to provide investors a perspective on the results of business operations, which the Company believes is comparable to the similar analyses provided by its peers. These measures are not presented in accordance with, nor are they a substitute for, U.S. generally accepted accounting principles, or GAAP. These measures should always be considered in conjunction with appropriate GAAP measures. A reconciliation of non-GAAP measures to the most nearly comparable GAAP measures is included at the end of this release following the consolidated balance sheets, statements of operations and statements of cash flows. Certain amounts in the tables that supplement the consolidated financial statements may not sum due to rounding. All percentages are calculated using unrounded amounts.

“Safe Harbor Statement” under Section 21E of the Securities Exchange Act of 1934

Some statements in this release are forward-looking statements made under Section 21E of the Securities Exchange Act of 1934. These statements are neither promises nor guarantees but involve risks and uncertainties, both known and unknown, that could cause Azenta’s financial and business results to differ materially from our expectations. They are based on the facts known to management at the time they are made. Forward-looking statements include but are not limited to statements about our revenue and earnings expectations, our ability to realize margin improvement from cost reductions, and our ability to deliver financial success in the future and otherwise related to future operating or financial performance and opportunities. Factors that could cause results to differ from our expectations include the following: our ability to reduce costs effectively; the volatility of the life sciences markets the Company serves; our possible inability to meet demand for our products due to difficulties in obtaining components and materials from our suppliers in required quantities and of required quality; the inability of customers to make payments to us when due; price competition; disputes concerning intellectual property; uncertainties in global political and economic conditions; and other factors and other risks, including those that we have described in our filings with the Securities and Exchange Commission, including but not limited to our Annual Report on Form 10-K, Current Reports on Form 8-K and our Quarterly Reports on Form 10-Q. As a result, we can provide no assurance that our future results will not be materially different from those projected. Azenta expressly disclaims any obligation or undertaking to release publicly any updates or revisions to any such statement to reflect any change in our expectations or any change in events, conditions, or circumstances on which any such statement is based. Azenta undertakes no obligation to update the information contained in this press release.

About Azenta Life Sciences
Azenta, Inc. (Nasdaq: AZTA) is a leading provider of life sciences solutions worldwide, enabling impactful breakthroughs and therapies to market faster. Azenta provides a full suite of reliable cold-chain sample management solutions and multiomics services across areas such as drug development, clinical research and advanced cell therapies for the industry's top pharmaceutical, biotech, academic and healthcare institutions globally. Our global team delivers and supports these products and services through our industry-leading brands, including GENEWIZ, FluidX, Ziath, 4titude, Limfinity, Freezer Pro, Barkey, and B Medical Systems.

Azenta is headquartered in Burlington, Massachusetts, with operations in North America, Europe, and Asia. For more information, please visit www.azenta.com.

AZENTA INVESTOR CONTACTS:

Yvonne Perron

Vice President, Financial Planning & Analysis and Investor Relations

ir@azenta.com

Sherry Dinsmore

sherry.dinsmore@azenta.com

AZENTA, INC.

CONSOLIDATED STATEMENTS OF OPERATIONS

(unaudited)

(In thousands, except per share data)

	Three Months Ended		Nine Months Ended
	June 30,		June 30,
	2024	2023	2024	2023
Revenue
Products	$68,763	$67,296	$181,173	$205,011
Services	104,046	98,652	305,087	287,704
Total revenue	172,809	165,948	486,260	492,715
Cost of revenue
Products	47,555	42,747	126,051	136,855
Services	56,198	55,196	166,256	160,754
Total cost of revenue	103,753	97,943	292,307	297,609
Gross profit	69,056	68,005	193,953	195,106
Operating expenses
Research and development	7,913	8,968	25,113	25,024
Selling, general and administrative	73,833	75,465	230,723	241,356
Impairment of goodwill and intangible assets	—	—	115,975	—
Contingent consideration - fair value adjustments	—	(1,404)	—	(18,549)
Restructuring charges	2,064	812	10,528	3,773
Total operating expenses	83,810	83,841	382,339	251,604
Operating loss	(14,754)	(15,836)	(188,386)	(56,498)
Other income
Interest income, net	8,004	11,347	27,650	32,406
Other income (expense), net	(282)	819	650	(704)
Loss before income taxes	(7,032)	(3,670)	(160,086)	(24,796)
Income tax benefit	(450)	(1,207)	(900)	(9,107)
Loss from continuing operations	(6,582)	(2,463)	(159,186)	(15,689)
Income (loss) from discontinued operations, net of tax	—	993	—	(1,943)
Net loss	$(6,582)	$(1,470)	$(159,186)	$(17,632)
Basic net loss per share:
Loss from continuing operations	$(0.12)	$(0.04)	$(2.90)	$(0.23)
Income (loss) from discontinued operations, net of tax	—	0.02	—	(0.03)
Basic net loss per share	$(0.12)	$(0.02)	$(2.90)	$(0.26)
Diluted net loss per share:
Loss from continuing operations	$(0.12)	$(0.04)	$(2.90)	$(0.23)
Income (loss) from discontinued operations, net of tax	—	0.02	—	(0.03)
Diluted net loss per share	$(0.12)	$(0.02)	$(2.90)	$(0.26)
Weighted average shares used in computing net loss per share:
Basic	52,963	63,432	54,914	68,494
Diluted	52,963	63,432	54,914	68,494

AZENTA, INC.

CONSOLIDATED BALANCE SHEETS

(unaudited)

(In thousands, except share and per share data)

	June 30,	September 30,
	2024	2023

Assets
Current assets
Cash and cash equivalents	$336,543	$678,910
Short-term marketable securities	259,296	338,873
Accounts receivable, net of allowance for expected credit losses ($6,507 and $8,057, respectively)	167,613	156,535
Inventories	115,270	128,198
Derivative asset	834	13,036
Prepaid expenses and other current assets	88,102	103,404
Total current assets	967,658	1,418,956
Property, plant and equipment, net	196,124	205,744
Long-term marketable securities	148,086	111,338
Long-term deferred tax assets	1,231	571
Goodwill	679,691	784,339
Intangible assets, net	253,475	294,301
Other assets	77,030	70,471
Total assets	$2,323,295	$2,885,720
Liabilities and stockholders' equity
Current liabilities
Accounts payable	$39,115	$35,796
Deferred revenue	33,268	34,614
Accrued warranty and retrofit costs	9,351	10,223
Accrued compensation and benefits	31,229	33,911
Accrued customer deposits	20,954	17,707
Accrued income taxes payable	11,705	7,378
Short-term operating lease liability	10,739	9,499
Accrued expenses and other current liabilities	46,213	61,800
Total current liabilities	202,574	210,928
Long-term deferred tax liabilities	58,080	67,301
Long-term operating lease liabilities	60,654	60,436
Other long-term liabilities	11,589	12,555
Total liabilities	332,897	351,220

Stockholders' equity
Preferred stock, $0.01 par value - 1,000,000 shares authorized, no shares issued or outstanding	—	—
Common stock, $0.01 par value - 125,000,000 shares authorized, 63,941,421 shares issued and 50,395,071 shares outstanding at June 30, 2024, 71,294,247 shares issued and 57,832,378 shares outstanding at September 30, 2023	639	713
Additional paid-in capital	758,269	1,156,160
Accumulated other comprehensive loss	(44,895)	(62,426)
Treasury stock, at cost - 13,546,350 shares at June 30, 2024 and 13,461,869 shares at September 30, 2023	(205,438)	(200,956)
Retained earnings	1,481,823	1,641,009
Total stockholders' equity	1,990,398	2,534,500
Total liabilities and stockholders' equity	$2,323,295	$2,885,720

AZENTA, INC.

CONSOLIDATED STATEMENTS OF CASH FLOWS

(unaudited)

(In thousands)

	Nine Months Ended June 30,
	2024	2023
Cash flows from operating activities
Net loss	$(159,186)	$(17,632)
Adjustments to reconcile net loss to net cash provided by (used in) operating activities:
Depreciation and amortization	66,899	63,443
Impairment of goodwill and intangible assets	115,975	—
Non-cash write-offs of assets	10,745	—
Stock-based compensation	12,622	10,091
Contingent consideration adjustment	—	(18,549)
Amortization and accretion on marketable securities	(4,706)	(6,942)
Deferred income taxes	(12,478)	(25,149)
Purchase accounting impact on inventory	—	8,737
Loss on disposals of property, plant and equipment	297	37
Changes in operating assets and liabilities:
Accounts receivable	(10,923)	29,028
Inventories	11,433	(4,104)
Accounts payable	2,831	(13,193)
Deferred revenue	(1,635)	2,496
Accrued warranty and retrofit costs	(1,080)	1,412
Accrued compensation and tax withholdings	(2,825)	(15,830)
Accrued restructuring costs	1,125	311
Other assets and liabilities	7,484	(36,578)
Net cash provided by (used in) operating activities	36,578	(22,422)
Cash flows from investing activities
Purchases of property, plant and equipment	(25,339)	(29,218)
Purchases of marketable securities	(378,275)	(236,194)
Sales and maturities of marketable securities	431,544	951,504
Net investment hedge settlement	1,476	29,313
Acquisitions, net of cash acquired	—	(386,508)
Net cash provided by investing activities	29,406	328,897
Cash flows from financing activities
Payments of finance leases	(584)	(181)
Withholding tax payments on net share settlements on equity awards	—	(4,924)
Proceeds from Employee Stock Purchase Plan	1,678	—
Share repurchases	(412,755)	(672,116)
Net cash used in financing activities	(411,661)	(677,221)
Effects of exchange rate changes on cash and cash equivalents	8,495	65,610
Net decrease in cash, cash equivalents and restricted cash	(337,182)	(305,136)
Cash, cash equivalents and restricted cash, beginning of period	684,045	1,041,296
Cash, cash equivalents and restricted cash, end of period	$346,863	$736,160
Supplemental disclosures:
Cash paid for income taxes, net	6,710	41,064
Purchases of property, plant and equipment included in accounts payable and accrued expenses	2,203	2,437
Reconciliation of cash, cash equivalents and restricted cash to the condensed consolidated balance sheets

	June 30,	September 30,
	2024	2023
Cash and cash equivalents of continuing operations	$336,543	$678,910
Short-term restricted cash included in prepaid expenses and other current assets	2,771	4,650
Long-term restricted cash included in other assets	7,549	485
Total cash, cash equivalents and restricted cash shown in the condensed consolidated statements of cash flows	$346,863	$684,045

Notes on Non-GAAP Financial Measures

Non-GAAP financial measures are used in addition to and in conjunction with results presented in accordance with GAAP and should not be relied upon to the exclusion of GAAP financial measures. Management adjusts the GAAP results for the impact of amortization of intangible assets, restructuring charges, purchase price accounting adjustments and charges related to M&A, non-recurring costs related to the Company’s business transformation initiatives and share repurchases to provide investors better perspective on the results of operations which the Company believes is more comparable to the similar analysis provided by its peers. Management also excludes special charges and gains, such as impairment losses, gains and losses from the sale of assets, certain tax benefits and charges, as well as other gains and charges that are not representative of the normal operations of the business. Management strongly encourages investors to review our financial statements and publicly filed reports in their entirety and not rely on any single measure.

	Quarter Ended
	June 30, 2024		March 31, 2024		June 30, 2023
		per diluted		per diluted		per diluted
Amounts in thousands, except per share data	$	share	$	share	$	share
Net loss from continuing operations	$(6,582)	$(0.12)	$(136,880)	$(2.47)	$(2,463)	$(0.04)
Adjustments:
Amortization of completed technology	6,316	0.12	6,373	0.11	4,656	0.07
Purchase accounting impact on inventory	—	—	—	—	2,956	0.05
Amortization of other intangible assets	6,621	0.13	6,654	0.12	7,522	0.12
Transformation costs (1)	4,255	0.08	4,446	0.08	21	0.00
Restructuring and restructuring related charges	2,064	0.04	7,344	0.13	812	0.01
Impairment of goodwill and intangible assets	—	—	115,975	2.09	—	—
Contingent consideration - fair value adjustments	—	—	—	—	(1,404)	(0.02)
Merger and acquisition costs and costs related to share repurchase (2)	74	0.00	426	0.01	219	0.00
Tax adjustments (3)	(9)	(0.00)	1,659	0.03	(31)	(0.00)
Tax effect of adjustments	(4,000)	(0.09)	(3,200)	(0.06)	(3,947)	(0.06)
Non-GAAP adjusted net income from continuing operations	$8,739	$0.16	$2,797	$0.05	$8,341	$0.13
Stock based compensation, pre-tax	3,818	0.07	5,602	0.10	3,995	0.06
Tax rate	15%	—	15%	—	15%	—
Stock-based compensation, net of tax	3,245	0.07	4,762	0.09	3,396	0.05
Non-GAAP adjusted net income excluding stock-based compensation - continuing operations	$11,984	$0.23	$7,559	$0.14	$11,737	$0.18

Shares used in computing non-GAAP diluted net income per share	—	52,963	—	55,440	—	63,432

	Nine Months Ended
	June 30, 2024		June 30, 2023
		per diluted		per diluted
Amounts in thousands, except per share data	$	share	$	share
Net loss from continuing operations	$(159,186)	$(2.90)	$(15,689)	$(0.23)
Adjustments:
Amortization of completed technology	18,315	0.33	13,725	0.20
Purchase accounting impact on inventory	—	—	8,737	0.13
Amortization of other intangible assets	20,136	0.37	22,403	0.33
Transformation costs(1)	8,742	0.16	(34)	(0.00)
Restructuring and restructuring related charges	10,528	0.19	3,773	0.06
Impairment of goodwill and intangible assets	115,975	2.11	—	—
Contingent consideration - fair value adjustments	—	—	(18,549)	(0.27)
Merger and acquisition costs and costs related to share repurchase (2)	4,821	0.09	12,075	0.18
Indemnification asset release	—	—	(19)	(0.00)
Tax adjustments (3)	3,508	0.06	(1,411)	(0.02)
Tax effect of adjustments	(9,888)	(0.18)	(11,881)	(0.17)
Non-GAAP adjusted net income from continuing operations	$12,951	$0.24	$13,130	$0.19
Stock-based compensation, pre-tax	12,622	0.23	10,091	0.15
Tax rate	15%	—	15%	—
Stock-based compensation, net of tax	10,729	$0.20	8,577	$0.13
Non-GAAP adjusted net income excluding stock-based compensation - continuing operations	$23,680	$0.43	$21,707	$0.32

Shares used in computing non-GAAP diluted net income per share	—	54,914	—	68,494

(1)

Transformation costs represent non-recurring expenses for strategic projects with anticipated long-term benefits to the Company focused on cost reduction and productivity improvement that do not meet the definition of restructuring charges. These costs are directed at simplifying, standardizing, streamlining, and optimizing the Company’s operations, processes and systems to permanently alter the Company’s operations for the long term. For a project to be considered transformational, successful completion of the project must be expected to bring long-term material benefits to the organization and involve significant changes to process and/or underlying technology. Transformation costs in the period result from actions taken as part of the Company’s 2024 transformation plan, and primarily relate to one time asset write downs associated with changes in technology, one time inventory write downs relating to restructuring actions taken in the period, and third-party consulting costs associated with process & systems re-design.

(2)	Includes expenses related to governance-related matters.
(3)

Tax adjustments during all periods include adjustments to tax benefits related to stock compensation. These adjustments are recognized in the period of vesting for US GAAP but included in the annual effective tax rate for Non-GAAP reporting. Tax adjustments for the nine months ended June 30, 2024 exclude the impact of recording valuation allowance adjustments against U.S. and foreign deferred tax assets in the amount of $2.4M and tax adjustments for the nine months ended June 30, 2023 exclude a $1.3M US GAAP tax benefit related to an incentive tax rate change in China.

	Quarter Ended			Nine Months Ended
	June 30,	March 31,	June 30,	June 30,	June 30,
Dollars in thousands	2024	2024	2023	2024	2023
GAAP net loss	$(6,582)	$(136,880)	$(1,470)	$(159,186)	$(17,632)
Less: Income (loss) from discontinued operations	—	—	993	—	(1,943)
GAAP net loss from continuing operations	(6,582)	(136,880)	(2,463)	(159,186)	(15,689)
Adjustments:
Less: Interest income, net	(8,004)	(9,565)	(11,347)	(27,650)	(32,406)
Add / Less: Income tax (benefit) expense	(450)	(260)	(1,207)	(900)	(9,107)
Add: Depreciation	9,749	9,321	9,126	28,446	27,315
Add: Amortization of completed technology	6,316	6,373	4,656	18,315	13,725
Add: Amortization of other intangible assets	6,621	6,654	7,522	20,136	22,403
Earnings before interest, taxes, depreciation and amortization - Continuing operations	$7,650	$(124,357)	$6,287	$(120,839)	$6,241

	Quarter Ended			Nine Months Ended
	June 30,	March 31,	June 30,	June 30,	June 30,
Dollars in thousands	2024	2024	2023	2024	2023
Earnings before interest, taxes, depreciation and amortization - Continuing operations	$7,650	$(124,357)	$6,287	$(120,839)	$6,241
Adjustments:
Add: Stock-based compensation	3,818	5,602	3,995	12,622	10,091
Add: Purchase accounting impact on inventory	—	—	2,956	—	8,737
Add: Restructuring and restructuring related charges	2,064	7,344	812	10,528	3,773
Add: Merger and acquisition costs and costs related to share repurchase(1)	74	426	219	4,821	12,075
Add: Impairment of goodwill and intangible assets	—	115,975	—	115,975	—
Less: Contingent consideration - fair value adjustments	—	—	(1,404)	—	(18,549)
Less: Transformation costs(2)	4,255	4,446	21	8,742	(34)
Less: Indemnification asset release	—	—	—	—	(19)
Adjusted earnings before interest, taxes, depreciation and amortization - Continuing operations	$17,861	$9,436	$12,886	$31,849	$22,315

(1)	Includes expenses related to governance-related matters.
(2)

Transformation costs represent non-recurring expenses for strategic projects with anticipated long-term benefits to the Company focused on cost reduction and productivity improvement that do not meet the definition of restructuring charges. These costs are directed at simplifying, standardizing, streamlining, and optimizing the Company’s operations, processes and systems to permanently alter the Company’s operations for the long term. For a project to be considered transformational, successful completion of the project must be expected to bring long-term material benefits to the organization and involve significant changes to process and/or underlying technology. Transformation costs in the period result from actions taken as part of the Company’s 2024 transformation plan, and primarily relate to one time asset write downs associated with changes in technology, one time inventory write downs relating to restructuring actions taken in the period, and third-party consulting costs associated with process & systems re-design.

	Quarter Ended
Dollars in thousands	June 30, 2024		March 31, 2024		June 30, 2023
GAAP gross profit	$69,056	40.0%	$63,385	39.8%	$68,005	41.0%
Adjustments:
Amortization of completed technology	6,316	3.7%	6,373	4.0%	4,656	2.8%
Purchase accounting impact on inventory	—	—	—	—	2,956	1.8%
Transformation costs(1)	2,656	1.5%	710	0.4%	—	—
Non-GAAP adjusted gross profit	$78,028	45.2%	$70,468	44.3%	$75,617	45.6%

	Nine Months Ended
Dollars in thousands	June 30, 2024		June 30, 2023
GAAP gross profit	$193,953	39.9%	$195,106	39.6%
Adjustments:
Amortization of completed technology	18,315	3.8%	13,725	2.8%
Purchase accounting impact on inventory	—	—	8,737	1.8%
Transformation costs(1)	3,365	0.7%	—	—
Non-GAAP adjusted gross profit	$215,633	44.3%	$217,568	44.2%

(1)

Transformation costs represent non-recurring expenses for strategic projects with anticipated long-term benefits to the Company focused on cost reduction and productivity improvement that do not meet the definition of restructuring charges. These costs are directed at simplifying, standardizing, streamlining, and optimizing the Company’s operations, processes and systems to permanently alter the Company’s operations for the long term. For a project to be considered transformational, successful completion of the project must be expected to bring long-term material benefits to the organization and involve significant changes to process and/or underlying technology. Transformation costs in the period result from actions taken as part of the Company’s 2024 transformation plan, and primarily relate to one time asset write downs associated with changes in technology, one time inventory write downs relating to restructuring actions taken in the period, and third-party consulting costs associated with process & systems re-design.

	Sample Management Solutions						Multiomics
	Quarter Ended						Quarter Ended
	June 30,		March 31,		June 30,		June 30,		March 31,		June 30,
Dollars in thousands	2024		2024		2023		2024		2024		2023
GAAP gross profit	$36,279	45.0%	$32,943	44.4%	$34,930	46.4%	$29,199	45.9%	$27,721	44.6%	$28,294	44.3%
Adjustments:
Amortization of completed technology	1,010	1.3%	1,027	1.4%	744	1.0%	1,038	1.6%	1,040	1.7%	1,220	1.9%
Transformation costs(1)	(127)	(0.2)%	359	0.5%	—	—	—	—	—	—	—	—
Non-GAAP adjusted gross profit	$37,162	46.1%	$34,329	46.3%	$35,674	47.4%	$30,237	47.5%	$28,761	46.2%	$29,514	46.2%

	B Medical Systems						Segment Total
	Quarter Ended						Quarter Ended
	June 30,		March 31,		June 30,		June 30,		March 31,		June 30,
Dollars in thousands	2024		2024		2023		2024		2024		2023
GAAP gross profit	$3,578	12.5%	$2,721	11.9%	$4,781	17.9%	$69,056	40.0%	$63,385	39.8%	$68,005	41.0%
Adjustments:
Amortization of completed technology	4,268	15.0%	4,306	18.9%	2,692	10.1%	6,316	3.7%	6,373	4.0%	4,656	2.8%
Purchase accounting impact on inventory	—	—	—	—	2,956	11.0%	—	—	—	—	2,956	1.8%
Transformation costs(1)	2,783	9.8%	351	1.5%	—	—	2,656	1.5%	710	0.4%	—	—
Non-GAAP adjusted gross profit	$10,629	37.3%	$7,378	32.4%	$10,429	39.0%	$78,028	45.2%	$70,468	44.3%	$75,617	45.6%

	Sample Management Solutions				Multiomics
	Nine Months Ended				Nine Months Ended
Dollars in thousands	June 30, 2024		June 30, 2023		June 30, 2024		June 30, 2023
GAAP gross profit	$102,494	43.8%	$94,509	42.6%	$85,391	45.3%	$83,013	44.4%
Adjustments:
Amortization of completed technology	2,853	1.2%	2,106	0.9%	3,117	1.7%	3,661	2.0%
Transformation costs(1)	231	0.1%	—	—	—	—	—	—
Non-GAAP adjusted gross profit	$105,578	45.2%	$96,615	43.6%	$88,508	46.9%	$86,674	46.3%

	B Medical Systems				Segment Total
	Nine Months Ended				Nine Months Ended
Dollars in thousands	June 30, 2024		June 30, 2023		June 30, 2024		June 30, 2023
GAAP gross profit	$6,068	9.5%	$17,584	21.0%	$193,953	39.9%	$195,106	39.6%
Adjustments:
Amortization of completed technology	12,345	19.3%	7,957	9.5%	18,315	3.8%	13,724	2.8%
Purchase accounting impact on inventory and contracts acquired	—	—	8,737	10.4%	—	—	8,737	1.8%
Transformation costs(1)	3,134	4.9%	—	—	3,365	0.7%	—	—
Non-GAAP adjusted gross profit	$21,547	33.7%	$34,278	41.0%	$215,633	44.3%	$217,567	44.2%

(1)

Transformation costs represent non-recurring expenses for strategic projects with anticipated long-term benefits to the Company focused on cost reduction and productivity improvement that do not meet the definition of restructuring charges. These costs are directed at simplifying, standardizing, streamlining, and optimizing the Company’s operations, processes and systems to permanently alter the Company’s operations for the long term. For a project to be considered transformational, successful completion of the project must be expected to bring long-term material benefits to the organization and involve significant changes to process and/or underlying technology. Transformation costs in the period result from actions taken as part of the Company’s 2024 transformation plan, and primarily relate to one time asset write downs associated with changes in technology, one time inventory write downs relating to restructuring actions taken in the period, and third-party consulting costs associated with process & systems re-design.

	Sample Management Solutions			Multiomics			B Medical Systems
	Quarter Ended			Quarter Ended			Quarter Ended
	June 30,	March 31,	June 30,	June 30,	March 31,	June 30,	June 30,	March 31,	June 30,
Dollars in thousands	2024	2024	2023	2024	2024	2023	2024	2024	2023
GAAP operating (loss) profit	$2,469	$(3,005)	$70	$(1,768)	$(4,006)	$(4,632)	$(5,142)	$(5,810)	$(4,129)
Adjustments:
Amortization of completed technology	1,010	1,027	744	1,038	1,040	1,220	4,268	4,306	2,692
Purchase accounting impact on inventory	—	—	—	—	—	—	—	—	2,956
Amortization of other intangible assets	51	52	(1)	—	—	—	—	—	1
Transformation costs(1)	(127)	359	—	—	—	—	2,783	351	—
Other adjustment	1	—	—	—	—	—	—	—	—
Non-GAAP adjusted operating (loss) profit	$3,404	$(1,567)	$813	$(730)	$(2,966)	$(3,412)	$1,908	$(1,153)	$1,520

	Total Segments			Corporate			Total
	Quarter Ended			Quarter Ended			Quarter Ended
	June 30,	March 31,	June 30,	June 30,	March 31,	June 30,	June 30,	March 31,	June 30,
Dollars in thousands	2024	2024	2023	2024	2024	2023	2024	2024	2023
GAAP operating loss	$(4,441)	$(12,821)	$(8,691)	$(10,313)	$(134,134)	$(7,145)	$(14,754)	$(146,955)	$(15,836)
Adjustments:
Amortization of completed technology	6,316	6,373	4,656	—	—	—	6,316	6,373	4,656
Purchase accounting impact on inventory	—	—	2,956	—	—	—	—	—	2,956
Amortization of other intangible assets	51	52	—	6,570	6,602	7,522	6,621	6,654	7,522
Transformation costs(1)	2,656	710	—	1,599	3,736	21	4,255	4,446	21
Restructuring charges	—	—	—	2,064	7,344	812	2,064	7,344	812
Impairment of goodwill and intangible assets	—	—	—	—	115,975	—	—	115,975	—
Contingent consideration adjustment	—	—	—	—	—	(1,404)	—	—	(1,404)
Merger and acquisition costs and costs related to share repurchase (2)	—	—	—	74	426	219	74	426	219
Other adjustment	—	—	—	(1)	—	(2)	(1)	—	(2)
Non-GAAP adjusted operating (loss) profit	$4,582	$(5,686)	$(1,079)	$(7)	$(51)	$23	$4,575	$(5,737)	$(1,056)

	Sample Management Solutions		Multiomics		B Medical Systems
	Nine Months Ended		Nine Months Ended		Nine Months Ended
Dollars in thousands	June 30,	June 30,	June 30,	June 30,	June 30,	June 30,
	2024	2023	2024	2023	2024	2023
GAAP operating loss	$(2,259)	$(10,627)	$(10,264)	$(14,150)	$(19,133)	$(13,604)
Adjustments:
Amortization of completed technology	2,853	2,106	3,117	3,661	12,345	7,957
Purchase accounting impact on inventory	—	—	—	—	—	8,737
Amortization of other intangibles	154	259	—	—	—	1,366
Transformation costs(1)	231	—	—	—	3,134	—
Other adjustment	2	1	—	2	—	—
Non-GAAP adjusted operating (loss) profit	$981	$(8,261)	$(7,147)	$(10,487)	$(3,654)	$4,456

	Total Segments		Corporate		Total
	Nine Months Ended		Nine Months Ended		Nine Months Ended
Dollars in thousands	June 30,	June 30,	June 30,	June 30,	June 30,	June 30,
	2024	2023	2024	2023	2024	2023
GAAP operating loss	$(31,656)	$(38,381)	$(156,730)	$(18,117)	$(188,386)	$(56,498)
Adjustments:
Amortization of completed technology	18,315	13,724	—	1	18,315	13,725
Purchase accounting impact on inventory	—	8,737	—	—	—	8,737
Amortization of other intangibles	154	1,625	19,982	20,778	20,136	22,403
Transformation costs(1)	3,365	—	5,377	(34)	8,742	(34)
Restructuring and restructuring related charges	—	—	10,528	3,773	10,528	3,773
Impairment of goodwill and intangible assets	—	—	115,975	—	115,975	—
Contingent consideration - fair value adjustments	—	—	—	(18,549)	—	(18,549)
Merger and acquisition costs and costs related to share repurchase (2)	—	—	4,821	12,075	4,821	12,075
Other adjustment	2	3	(1)	(3)	1	—
Non-GAAP adjusted operating loss	$(9,820)	$(14,292)	$(48)	$(76)	$(9,868)	$(14,368)

(1)

Transformation costs represent non-recurring expenses for strategic projects with anticipated long-term benefits to the Company focused on cost reduction and productivity improvement that do not meet the definition of restructuring charges. These costs are directed at simplifying, standardizing, streamlining, and optimizing the Company’s operations, processes and systems to permanently alter the Company’s operations for the long term. For a project to be considered transformational, successful completion of the project must be expected to bring long-term material benefits to the organization and involve significant changes to process and/or underlying technology. Transformation costs in the period result from actions taken as part of the Company’s 2024 transformation plan, and primarily relate to one time asset write downs associated with changes in technology, one time inventory write downs relating to restructuring actions taken in the period, and third-party consulting costs associated with process & systems re-design.

(2)	Includes expenses related to governance-related matters.

	Sample Management Solutions			Multiomics			B Medical Systems			Azenta Total
	Quarter Ended			Quarter Ended			Quarter Ended			Quarter Ended
	June 30,	June 30,		June 30,	June 30,		June 30,	June 30,		June 30,	June 30,
Dollars in millions	2024	2023	Change	2024	2023	Change	2024	2023	Change	2024	2023	Change
Revenue	$81	$75	7%	$64	$64	(0)%	$29	$27	7%	$173	$166	4%
Acquisitions/divestitures	—	—	—	—	—	—	—	—	—	—	—	—
Currency exchange rates	(0)	—	0%	(1)	—	1%	(0)	—	1%	(1)	—	1%
Organic revenue	$81	$75	7%	$64	$64	1%	$29	$27	8%	$174	$166	5%

	Sample Management Solutions			Multiomics			B Medical Systems			Azenta Total
	Nine Months Ended			Nine Months Ended			Nine Months Ended			Nine Months Ended
	June 30,	June 30,		June 30,	June 30,		June 30,	June 30,		June 30,	June 30,
Dollars in millions	2024	2023	Change	2024	2023	Change	2024	2023	Change	2024	2023	Change
Revenue	$234	$222	5%	$189	$187	1%	$64	$84	(24)%	$486	$493	(1)%
Acquisitions/divestitures	1	—	(1)%	—	—	—	—	—	—	1	—	(0)%
Currency exchange rates	2	—	(1)%	(1)	—	1%	1	—	(1)%	1	—	(0)%
Organic revenue	$231	$222	4%	$190	$187	1%	$63	$84	(24)%	$484	$493	(2)%